                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


COMPUTATION OF AVERAGE SHARES OUTSTANDING (IN THOUSANDS):


                                    THREE MONTHS ENDED          NINE MONTHS ENDED
                                    ------------------          -----------------
                              JUNE 29, 1996  JULY 1, 1995   JUNE 29, 1996  JULY 1, 1995
                              -------------  ------------   -------------  ------------
AVERAGE COMMON SHARES
     OUTSTANDING                  11,691        11,750         11,732          11,740

ADD DILUTIVE OPTIONS                 198           251            210             295
                                  ------        ------         ------          ------

PRIMARY AVERAGE SHARES            11,889        12,001         11,942          12,035

INCREMENTAL SHARES ARISING
     FROM FULL DILUTION
     ASSUMPTION                        -            33              7               8
                                  ------        ------         ------          ------

AVERAGE SHARES ASSUMING
     FULL DILUTION                11,889        12,034         11,949          12,043